UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

XERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38536	20-3352427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600

Chicago, Illinois 60601

(Address of principal executive offices, including zip code)

(844) 445-5704

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders (the “Special Meeting”) on September 14, 2021. As of the close of business on July 21, 2021, the record date for the Special Meeting, there were 66,497,370 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. A total of 40,394,504.14 shares of common stock were voted in person or by proxy, representing 60.75% of the shares entitled to be voted, which constituted a quorum to conduct business at the Special Meeting. The following are the final voting results on proposals considered and voted upon at the Special Meeting, all of which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on July 29, 2021.

The final results of voting for each matter submitted to a vote of the stockholders at the Special Meeting are set forth below. Each of the proposals was approved by the requisite vote of the Company’s stockholders.

Proposal No. 1: To adopt the Transaction Agreement, dated as of May 24, 2021, (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among the Company, Strongbridge Biopharma plc (“Strongbridge”), Xeris Biopharma Holdings, Inc. (“HoldCo”), and Wells MergerSub, Inc. (“MergerSub”), pursuant to which HoldCo will acquire the entire issued and to be issued ordinary share capital of Strongbridge (the “Acquisition” or “Proposal 1”). The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,059,613.19	1,213,609.78	121,281.16	—

Proposal No. 2: To approve, immediately after and conditioned on the consummation of the Acquisition, the merger of MergerSub with and into the Company, as a result of which the separate corporate existence of MergerSub will cease and the Company will continue as the surviving corporation and a wholly owned subsidiary of HoldCo (the “Merger” or “Proposal 2”). The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,046,176.72	1,211,225.42	137,102.00	—

Proposal No. 3: To approve a proposal to adjourn or postpone the special meeting to another date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the Transaction Agreement and approve the Merger (the “Adjournment Proposal” or “Proposal 3”). The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,816,384.40	2,358,850.22	219,269.51	—

Item 8.01.	Other Events.

On September 14, 2021 the Company issued a press release announcing the adoption of the Transaction Agreement by the Company’s stockholders at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Xeris Pharmaceuticals, Inc. dated September 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2021	Xeris Pharmaceuticals, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer